UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported) September 4, 2026
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TARSUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39614	81-4717861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17700 Laguna Canyon Road, Floor 4
Irvine, CA 92618
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (949) 418-1801
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TARS	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 4, 2026 (the “Closing Date”), Tarsus Pharmaceuticals, Inc. (the “Company”) completed its previously announced acquisition of Alkeus Pharmaceuticals, Inc., a Delaware corporation (“Alkeus”), pursuant to that certain Agreement and Plan of Merger, dated as of July 31, 2026 (the “Merger Agreement”), by and among the Company, Alkeus, Apex 2026 Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the securityholders’ representative. On the Closing Date, pursuant to the Merger Agreement, Merger Sub was merged with and into Alkeus (the “Merger”), with Alkeus surviving the Merger as a wholly-owned subsidiary of the Company (the “Acquisition”) and, upon completion of the Acquisition, the Company (i) paid up-front cash consideration of an aggregate of $270,000,000, subject to customary adjustments and a post-closing purchase price adjustment (the “Up-front Cash Consideration”), and (ii) issued an aggregate of 2,908,692 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company (the “Up-front Stock Consideration” and, together with the Up-front Cash Consideration, the “Up-front Consideration”) to the equityholders of Alkeus. In addition to the Up-front Consideration, the Company has agreed to pay the equityholders of Alkeus: (i) milestone payments up to an aggregate amount equal to $350,000,000, $250,000,000 of which is payable in cash and/or shares of the Company’s Common Stock in such proportions as the Company may determine in its sole discretion, subject to certain limitations, upon achievement of regulatory approval of an Alkeus product in the United States and $100,000,000 of which is payable in cash upon the first sale of an Alkeus product in the United States, and (ii) tiered revenue sharing payments in the low-to-mid single digits as a percentage of future annual worldwide gildeuretinol net sales, subject to certain reductions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

As previously disclosed in the Company’s Current Report on Form 8-K filed on August 6, 2026, in connection with the execution of the Merger Agreement on July 31, 2026, (i) certain equityholders of Alkeus entered into joinders to the Merger Agreement and (ii) the Company entered into a registration rights agreement with certain equityholders of Alkeus, which became effective upon the closing of the Acquisition, forms of which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 8.01 Other Events.

On September 4, 2026, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1*+	Agreement and Plan of Merger, dated as of July 31, 2026, by and among the Company, Alkeus, Merger Sub and Shareholder Representative Services LLC.
10.1#	Form of Joinder and Lock-Up Agreement (included as Exhibit G to Exhibit 2.1).
10.2#	Form of Registration Rights Agreement (included as Exhibit I to Exhibit 2.1).
99.1	Press Release issued by the Company, dated September 4, 2026.
104	Cover Page Interactive Data File (embedded within XBRL document)

* Pursuant to Item 601(b)(2) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with asterisks as the identified confidential portions (i) are not material and (ii) is information of the type that the Company treats as private or confidential.
+ Pursuant to Item 601(a)(5) of Regulation S-K, certain exhibits and schedules have been omitted. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the SEC.
# Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with asterisks as the identified confidential portions (i) are not material and (ii) is information of the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARSUS PHARMACEUTICALS, INC.

Date:	September 10, 2026	/s/ Bryan Wahl
Bryan Wahl
General Counsel and Secretary